UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008
PREGIS HOLDING II CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	333-130353-04 (Commission File Number)	20-3321581 (I.R.S. employer
incorporation)		Identification Number)
1650 Lake Cook Road
Deerfield, Illinois 60015
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 597-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On August 13, 2008, Pregis Corporation issued an earnings release announcing its financial results for the quarter ended June 30, 2008. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.
Item 2.05 Costs Associated with Exit or Disposal Activities
During the three months ended June 30, 2008, management approved and initiated a company-wide restructuring program to further streamline the Company’s operations and reduce its overall cost structure. Activities include headcount reductions and other overhead cost savings initiatives.
In connection with these activities, the Company recorded pre-tax severance charges totalling $2.6 million in the three months ended June 30, 2008 and expects to record additional pre-tax severance costs of approximately $2.1 million over the remainder of 2008. Approximately $1.4 million of these severance benefits were paid out in the three months ended June 30, 2008 with the rest to be funded predominantly over the second half of 2008. In addition, the Company expects to fund capital projects relating to certain of the cost reduction initiatives totaling approximately $2.7 million, which will be funded over the remainder of 2008 and into 2009.
These cost reduction initiatives are incremental to the restructuring program in the Company’s flexible packaging operations. This program commenced in the fourth quarter of 2007, at which time the Company recorded a restructuring charge totaling $2.9 million, representing mostly severance and related costs. Approximately $1.2 million of these severance benefits have been paid in the first half of 2008, with the rest to be paid out over the remainder of 2008.
Item 9.01 Financial Statements and Exhibits

Exhibit	Description

99.1	Earnings Release of Pregis Corporation dated August 13, 2008, announcing financial results for the quarter ended June 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 13, 2008

PREGIS HOLDING II CORPORATION

By:	/s/ D. Keith LaVanway
	Name:	D. Keith LaVanway
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings Release of Pregis Corporation dated August 13, 2008 announcing financial results for the quarter ended June 30, 2008.

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